Exhibit 99.2

1	2019 second quarter results
Prepared remarks
May 8, 2019

Prepared Remarks
Nuance Second Quarter of Fiscal Year 2019
Prepared Remarks and Earnings Conference Call
We are providing these prepared remarks, in combination with the press release, to provide additional detail in advance of the quarterly conference call. These prepared remarks will not be read on the call.

The conference call will begin at 5:00 p.m. ET today. To participate, please access http://investors.nuance.com or dial 877-273-6124 or 647-689-5393 (international) at least five minutes prior to the call and reference code 1955829. A replay will be available approximately two hours after the call and can be accessed by dialing 800-585-8367 or 416-621-4642 (international) and using access code 1955829.

Both these and the quarterly conference call remarks include certain forward-looking statements and non-GAAP financial measures. Please reference the “Safe Harbor and Forward-Looking Statements” section for important caveats with respect to forward-looking information, and the “Discussion of Non-GAAP Financial Measures” and related Supplemental Financial Information for more details on our non-GAAP financial measures.

Q2 2019 Summary
The second quarter marked a strong quarter for Nuance as we continued to deliver on our strategic initiatives and financial objectives. We exceeded our expectations for margins and earnings per share and delivered revenue at the high end of our guidance. We achieved this favorable outcome due to revenue overachievement in our Enterprise business, disciplined expense management and a better revenue mix in Healthcare. Trends are moving in the right direction. We benefited from strength in higher-margin Dragon Medical cloud, Enterprise Omni-Channel cloud and Automotive connected solutions. This was offset by anticipated declines in EHR implementation services and HIM transcription business, as well as the wind-down activities of our non-core Other segment.

We are confident in our outlook for the year and our ability to execute against our plan. As a result, we are raising our full-year operating margin and EPS guidance while maintaining our full-year revenue guidance midpoint. More details on guidance can be found starting on page 13.

We continued our balanced approach to capital allocation with debt paydown and share repurchases. During the quarter, we paid down $300 million of debt and repurchased 1.2 million shares. This brings our total share repurchase to 6.1 million shares in the first half of fiscal 2019.

Our Automotive spin is now targeted for October 1, 2019. This timing is aligned well with our new fiscal year and allows for a clean financial separation. Becoming a pure-play, next generation automotive software company is an important step for growth in this business and we look forward to unlocking additional value for all stakeholders.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

2	2019 second quarter results
Prepared remarks
May 8, 2019

Subsequent to the end of the quarter, we announced that Robert Dahdah has joined Nuance in the newly-created position of EVP and Chief Revenue Officer. This is an important, strategic hire that will drive additional growth and accelerate our market expansion. With nearly 30 years of experience leading global sales teams at publicly-traded companies, he will oversee our global sales organization, execute our go-to-market strategy and drive pipeline growth across vertical markets. Robert brings impressive experience and success in building disciplined and high-performing teams, penetrating international and SMB markets, and leading SaaS and business model transitions. Previously, he held leadership positions at Benefitfocus, Fleetmatics, Verizon, and ADP. We are excited to have him join our team.

Q2 2019 Reporting and Presentation

As a reminder, we adopted the new ASC 606 revenue recognition standard using the modified retrospective approach, effective October 1, 2018. Under this adoption methodology, we do not recast our historical financials for the provisions of ASC 606. ASC 606 financial results are presented, but we also include ASC 605 financial results to help investors understand relevant year over year comparisons. Beginning October 1, 2019, with a full year of historical ASC 606 comparative results available, we will transition our reporting to an ASC 606 basis only.

Additionally, as previously announced, we closed the sale of the Imaging business to Kofax on February 1, 2019 and now present the Imaging results and related gain on the sale of the business within discontinued operations. The net results of the discontinued operations are presented as a single line item on our consolidated statement of operations and cash flows. The historical assets and liabilities of the discontinued operations have been combined into assets and liabilities held for sale line items in each of the current and long-term sections of the consolidated balance sheets. Our financial statements enable investors to clearly distinguish profits, cash flows, assets and liabilities of continuing operations from activities that have been discontinued.

Unless otherwise stated in this document, the financial results and relevant metrics, guidance ranges, year over year financial comparisons, and trends are presented for continuing operations only.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

3	2019 second quarter results
Prepared remarks
May 8, 2019

Q2 2019 Summary of GAAP and Non-GAAP Financial Results
under ASC 606 and 605

ASC 606 Q2 19 Results

Table: ASC 606 Q2 19 Results on Continuing Operations

($ in millions except earnings per share)	ASC 606 Continuing Operations
	Q1 2019	Q2 2019
GAAP Revenue	$493.7	$409.6
Non-GAAP Revenue	$495.2	$411.2
GAAP Gross Profit	$280.2	$228.0
Gross Margin %	56.8%	55.7%
Non-GAAP Gross Profit	$299.3	$244.6
Gross Margin %	60.4%	59.5%
GAAP Operating Income	$49.6	$5.3
GAAP Operating Margin	10.0%	1.3%
Non-GAAP Operating Income	$142.8	$87.9
Non-GAAP Operating Margin	28.8%	21.4%
GAAP Net Income	$17.7	($20.70)
Non-GAAP Net Income	$95.4	$57.3
GAAP EPS	$0.06	($0.070)
Non-GAAP Diluted EPS	$0.33	$0.20

* Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding for table presentation purposes.

Under ASC 606, Q2 19 GAAP revenue was $409.6 million and GAAP earnings per share were ($0.07). Q2 19 non-GAAP revenue from was $411.2 million, down sequentially by $84.0 million. This is primarily due to a large Healthcare renewal in our Clintegrity business that occurs annually in our first fiscal quarter and is expected to renew in future years. This renewal is recognized at the time of renewal under ASC 606, but ratably over the term of the agreement under ASC 605. We also saw a sequential drop in revenues related to Enterprise and Dragon Medical licenses.

Under ASC 606, Q2 19 non-GAAP earnings per share from continuing operations were $0.20.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

4	2019 second quarter results
Prepared remarks
May 8, 2019

ASC 605 Q2 19 Results

Table: Q2 19 Financial Results

($ in millions except earnings per share)
	ASC 605 Continuing Operations
	Q2 2018	Q2 2019	Change*
ASC 605 Revenue	$466.2	$449.0	($17.20)
Non-GAAP Revenue	$469.4	$451.0	($18.40)
% Recurring Revenue	74%	79%	500 bps
Organic Revenue	$473.4	$451.0	($22.40)
% Growth	2%	-5%
GAAP Gross Profit	$249.2	$260.9	$11.7
Gross Margin %	53.4%	58.1%	460 bps
Non-GAAP Gross Profit	$272.5	$277.9	$5.5
Gross Margin %	58.0%	61.6%	360 bps
GAAP Operating Income	($133.10)	$40.3	$173.4
GAAP Operating Margin	-28.6%	9.0%	3750 bps
Non-GAAP Operating Income	$113.7	$123.3	$9.5
Non-GAAP Operating Margin	24.2%	27.3%	310 bps
GAAP Net Income	($167.10)	$3.1	$170.3
Non-GAAP Net Income	$68.4	$84.8	$16.4
GAAP EPS	($0.570)	$0.01	$0.58
Non-GAAP Diluted EPS	$0.23	$0.29	$0.06
Cash Flow from Operations	$97.4	$111.6	$14.2
% non-GAAP Net Income	142%	132%	(1000) bps

•Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding for table presentation purposes

Under ASC 605, Nuance delivered revenue near the high end of our guidance range and earnings per share above the high end of our guidance range. This is the result of better than expected revenue performance in Enterprise, combined with a better mix of revenue and favorable expense management during the quarter. In Enterprise, the revenue strength came from strong license revenue as well as higher volumes and services within our Omni-Channel cloud offerings. Overall Healthcare revenues were in line with expectations, coupled with better than expected margins, as we benefited from lower EHR implementation services which carry lower gross margins. Automotive revenue was in-line with our expectations.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

5	2019 second quarter results
Prepared remarks
May 8, 2019

Revenue

•	In Q2 19, ASC 605 revenue declined 4% year over year.

•
In Q2 19, non-GAAP revenue declined 4% on an as reported basis and 5% on an organic basis to $451.0 million year over year. This was due to expected declines in EHR implementation services, planned erosion in our HIM transcription business, and the continued wind-down activities of our Other segment. These declines were offset in part by growth in Dragon Medical cloud and our Enterprise and Automotive businesses.

•	On a constant currency basis, our organic revenue would have declined by 4% as our revenues were negatively impacted by a strengthening U.S. dollar in the quarter.

Table: Non-GAAP Revenue by Type and as a Percentage of Total Non-GAAP Revenue

($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019
Hosting	$186.3	$195.4	$191.7	$202.5	$775.8	$212.0	$213.4
% of Revenue	41%	42%	42%	42%	42%	46%	47%
Maintenance & Support	$64.6	$62.4	$63.1	$62.8	$252.9	$60.9	$60.5
% of Revenue	14%	13%	14%	13%	14%	13%	13%
Perpetual Product and Licensing	$47.3	$48.7	$48.7	$72.1	$216.8	$53.6	$47.0
% of Revenue	10%	10%	11%	15%	12%	12%	10%
Recurring Product and Licensing	$82.1	$83.8	$85.0	$85.2	$336.0	$82.4	$77.9
% of Revenue	18%	18%	19%	18%	18%	18%	17%
Professional Services	$72.9	$79.1	$63.3	$59.5	$274.8	$56.8	$52.2
% of Revenue	16%	17%	14%	12%	15%	12%	12%
Total Non-GAAP Revenue	$453.2	$469.4	$451.8	$482.1	$1,856.5	$465.7	$451.0
Total Recurring Revenue*	$337.2	$345.7	$343.9	$353.9	$1,380.6	$358.3	$354.4
Recurring % of Total Non-GAAP Revenue	74%	74%	76%	73%	74%	77%	79%

•Total non-GAAP recurring revenue is the sum of hosting, maintenance and support, recurring product and licensing, as well as the portion of non-GAAP professional services revenue delivered under ongoing subscription contracts. Non-GAAP recurring product and licensing revenue comprises term-based and ratable licenses as well as revenue from royalty arrangements. Recurring revenue is an operating metric based on revenue streams presented on ASC 605 basis for all periods presented.

In Q2 2019, we saw the following year over year trends in revenue types:

•
Hosting revenue grew 9%, representing 47% of revenue, driven by growth in Dragon Medical cloud, Enterprise Omni-Channel cloud, and Automotive connected offerings, offset in part by continued declines in our HIM transcription business and the wind-down activities in our Other segment.

•
Maintenance and Support revenue declined by $1.9 million, primarily as a result of the continuing shift from Dragon perpetual licenses to our Dragon Medical cloud offering, somewhat offset by strength in our Enterprise business.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

6	2019 second quarter results
Prepared remarks
May 8, 2019

•	Perpetual Product and Licensing revenue declined $1.7 million, primarily due to a drop in our Healthcare license revenues.

•	Recurring Product and Licensing revenue declined 7%, primarily due to the wind-down activities of our Other segment.

•	Professional Services revenue declined by $26.9 million, primarily due to the reduction in EHR implementation services.

Recurring Revenue

•
Recurring revenue was $354.4 million, up 2.5% year over year and representing 79% of total revenue. The recurring revenue growth was driven by Dragon Medical cloud, Enterprise Omni-Channel cloud and Automotive connected offerings offset in part by continued declines in our HIM transcription business and the wind-down activities of our Other segment.

Gross Margin

•	GAAP gross margin was 58.1%, an increase of 460 basis points year over year.

•
Non-GAAP gross margin was 61.6%, an increase of 360 basis points year over year, primarily due to revenue mix shifts in our Healthcare segment where we experienced strong growth in Dragon Medical cloud, combined with an expected decline in low-margin EHR implementation services.

Operating Expenses and Operating Margin

•
GAAP operating expenses were $220.6 million, compared to $382.3 million one year ago. GAAP operating margin was 9.0%, compared to (28.6%) one year ago. The significant change in year over year performance is due primarily to a $137.9 million goodwill impairment related to our Subscriber Revenue Subscription (SRS) and Devices businesses in Q2 18.

•
Non-GAAP operating expenses were $154.7 million, down from $158.7 million one year ago due to the benefits of our cost savings program initiated at the beginning of fiscal year 2019 as well as continued disciplined expense management. Non-GAAP operating margin was 27.3%, an increase of 310 basis points year over year due to the gross margin dynamics noted above and from lower operating expenses.

Table: Non-GAAP Operating Profit

($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019
Operating Profit	$108.4	$113.7	$105.9	$141.7	$469.7	$132.9	$123.3
Operating Profit Margin	23.9%	24.2%	23.4%	29.4%	25.3%	28.5%	27.3%

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

7	2019 second quarter results
Prepared remarks
May 8, 2019

Interest Expense

•	GAAP net interest expense was $27.5 million in Q2 19, down $4.1 million year over year.

•
Non-GAAP net interest expense was $15.1 million in Q2 19, down $4.7 million year over year. The decrease reflects the lower interest expense due to the recent repayment activity of our high yield bonds, including the repayment of $150 million in September 2018, as well as $300 million in March 2019 related to the use of proceeds from the Imaging sale.

Provision for Income Taxes

•	Q2 19 GAAP provision for income taxes was $10.1 million, compared to $2.0 million one year ago.

•
Q2 19 non-GAAP provision for income taxes was $24.7 million, representing a non-GAAP effective tax rate of 22.6%, compared to $25.0 million, representing a non-GAAP effective tax rate of 26.7% one year ago.

•
Q2 19 cash taxes were $8.7 million, compared to a benefit of $6.3 million one year ago. The Q2 18 cash tax benefit included a $12 million tax expense reduction based on IRS guidance regarding the mandatory one-time repatriation tax established under the Tax Cuts and Jobs Act, which reduced the original $14 million tax expense recorded during Q1 18.

Earnings Performance

•
Q2 19 GAAP earnings per share from continuing operations were $0.01, compared to ($0.57) per share one year ago. The Q2 18 earnings per share included the impact of the goodwill impairment of $137.9 million related to our SRS and Devices businesses.

•
Q2 19 Non-GAAP earnings per share from continuing operations were $0.29, up from $0.23 one year ago due to the gross margin and net interest dynamics noted earlier, combined with the benefits of our share repurchase program.

Cash Flow from Operations (CFFO)

Table: Cash Flow from Operations

($ in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019
Cash Flow from Continuing Operations	$68.3	$97.4	$91.7	$134.8	$392.3	$87.6	$111.6
Cash Flow from Discontinued Operations	$17.8	$11.8	$8.0	$14.6	$52.1	$12.3	($7.90)
Total Cash Flow from Operations	$86.1	$109.3	$99.7	$149.4	$444.4	$99.9	$103.7

Total CFFO in Q2 19 was $103.7 million. CFFO from continuing operations in Q2 19 was $111.6 million, compared to $97.4 million in the same period last year.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

8	2019 second quarter results
Prepared remarks
May 8, 2019

Q2 19 CFFO from discontinued operations was adversely impacted by one-time costs related to effecting the sale of our Imaging business.

Share Repurchase
In the second quarter of 2019, we repurchased a total of 1.2 million shares of our common stock, at an average price of $13.81 per share, for a total consideration of $16.2 million. As of April 30, 2019, and since the beginning of the fiscal year, we have repurchased a total of 6.1 million shares of our common stock, at an average price of $15.06 per share, for an aggregate consideration of $91.3 million. There is $466.0 million still available under our existing authorization for share repurchases. Since May 2018, we have repurchased approximately 5.3% of our shares outstanding for an average price of $14.43.

Debt Paydown
On February 1, 2019, we completed the sale of our Imaging business for approximately $400 million, as previously announced. Proceeds were used to pay down all outstanding amounts of our 5.375% bonds due in 2020 at par for $300 million, reducing annual cash interest expense by $16.1 million. The payment was made in early March 2019 and reduces our total debt maturity value to $2.14 billion, down from $2.44 billion on December 31, 2018. Our net debt leverage ratio on a continuing operations basis as of March 31, 2019 was 2.7x, compared to 3.0x as of September 30, 2018.

Days Sales Outstanding (DSO)

Table: Days Sales Outstanding (DSO)

	Q1	Q2	Q3	Q4	Q1	Q2
	2018	2018	2018	2018	2019	2019
DSO: Continuing Operations	82	75	73	66	72	64

•	In Q2 19, DSO from continuing operations was 64 days, down 11 days compared to one year ago.

•	On a sequential basis, DSO from continuing operations was down 8 days from Q1 19, primarily due to strong collections.

Deferred Revenue, Under ASC 606 and ASC 605

Table: Deferred Revenue

($ in millions)	Q1	Q2	Q3	Q4	Q1	Q2
	2018	2018	2018	2018	2019	2019
Deferred Revenue from Continuing Operations (606)					$728.5	$715.2
Adjustment					$87.4	$72.2
Deferred Revenue from Continuing Operations (605)	$760.7	$764.3	$760.8	$765.0	$815.9	$787.4

•	On an ASC 606 basis, we ended Q2 19 with deferred revenue from continuing operations of $715.2 million, which includes a reduction of $72.2 million compared to deferred revenue for the

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

9	2019 second quarter results
Prepared remarks
May 8, 2019

same period on an ASC 605 basis, primarily due to timing of revenue recognition associated with term licenses.

•
On ASC 605 basis, we ended Q2 19 with deferred revenue from continuing operations of $787.4 million, up 3% compared to $764.3 million one year ago, primarily due to growth in our Automotive connected solutions and Healthcare bundled offerings.

Discussion of Segments

Table: Non-GAAP Segment Revenue under ASC 605

($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019
Healthcare	$245.5	$261.2	$236.2	$241.8	$984.8	$244.2	$236.4
Yr/yr Organic Growth	1%	8%	0%	27%	8%	-1%	-10%
% of Total Revenue	54%	56%	52%	50%	53%	52%	52%
Enterprise	$120.6	$112.7	$119.6	$130.3	$483.2	$129.8	$123.4
Yr/yr Organic Growth	5%	-8%	5%	6%	2%	8%	9%
% of Total Revenue	27%	24%	26%	27%	26%	28%	27%
Automotive	$61.5	$69.0	$73.8	$75.2	$279.4	$74.6	$74.1
Yr/yr Organic Growth	5%	11%	9%	3%	7%	14%	2%
% of Total Revenue	14%	15%	16%	16%	15%	16%	16%
Sub-Total Strategic	$427.6	$442.9	$429.5	$447.4	$1,747.4	$448.5	$433.9
Yr/yr Organic Growth	3%	4%	3%	16%	6%	4%	-3%
% of Total Revenue	94%	94%	95%	93%	94%	96%	96%
Other	$25.6	$26.5	$22.2	$34.7	$109.1	$17.2	$17.2
Yr/yr Organic Growth	-23%	-28%	-39%	11%	-21%	-33%	-35%
% of Total Revenue	6%	6%	5%	7%	6%	4%	4%
Total	$453.2	$469.4	$451.8	$482.1	$1,856.5	$465.7	$451.0
Yr/yr Organic Growth	1%	2%	0%	16%	4%	2%	-5%
% of Total Revenue	100%	100%	100%	100%	100%	100%	100%
Yr/Yr Constant Currency Organic Growth						2%	-4%

* Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding for table presentation purposes.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

10	2019 second quarter results
Prepared remarks
May 8, 2019

Table: Non-GAAP Segment Profit and Margin, under ASC 605

($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019
Healthcare
Non-GAAP Segment Profit	$76.2	$86.2	$76.5	$87.7	$326.7	$92.9	$88.0
Segment Profit Margin %	31%	33%	32%	36%	33%	38%	37%
Enterprise
Non-GAAP Segment Profit	$37.3	$25.3	$32.5	$45.4	$140.5	$41.0	$35.0
Segment Profit Margin %	31%	22%	27%	35%	29%	32%	28%
Automotive
Non-GAAP Segment Profit	$23.0	$28.7	$28.0	$29.4	$109.1	$25.5	$25.2
Segment Profit Margin %	37%	42%	38%	39%	39%	34%	34%
Sub-Total Strategic
Non-GAAP Segment Profit	$136.5	$140.2	$137.0	$162.5	$576.2	$159.5	$148.2
Segment Profit Margin %	32%	32%	32%	36%	33%	36%	34%
Other
Non-GAAP Segment Profit	$3.3	$6.0	$3.0	$15.7	$28.0	$4.5	$6.1
Segment Profit Margin %	13%	23%	13%	45%	26%	26%	35%
Total
Non-GAAP Segment Profit	$139.8	$146.3	$139.9	$178.2	$604.3	$163.9	$154.2
Segment Profit Margin %	31%	31%	31%	37%	33%	35%	34%

* Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding for table presentation purposes.

Healthcare
In Q2 19, Healthcare segment non-GAAP revenue declined 10% year over year, on both an as-reported and organic basis, to $236.4 million due to expected declines in our EHR implementation services and our HIM transcription business, which were offset in part by continued growth in Dragon Medical cloud. See the line item details of the Healthcare revenue composition in the following table.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

11	2019 second quarter results
Prepared remarks
May 8, 2019

Table: Healthcare Non-GAAP Revenue Detail

($ in millions)	Q1 2018	Q2 2018	Q3 2018	Q4 2018	FY 2018	Q1 2019	Q2 2019
Clinical Documentation Capture	$127.0	$134.9	$125.9	$135.4	$523.2	$137.9	$134.2
Year-over-year	(9)%	(6)%	(6)%	45%	2%	9%	0%

Dragon Medical Cloud	$27.1	$30.0	$38.1	$42.9	$138.1	$48.0	$51.1
Year-over-year	183%	121%	106%	92%	115%	77%	70%

Dragon Medical Maintenance & Support	$15.6	$14.6	$13.7	$13.4	$57.2	$12.3	$11.4
Year-over-year	(19)%	(23)%	(24)%	(23)%	(22)%	(21)%	(22)%

Dragon Medical Product & Licensing	$15.7	$17.0	$14.2	$17.4	$64.4	$19.7	$16.6
Year-over-year	5%	23%	(1)%	2%	7%	25%	(2)%

HIM (Hosting and Maintenance & Support)	$68.5	$73.4	$59.8	$61.7	$263.5	$58.0	$55.1
Year-over-year	(29)%	(25)%	(28)%	68%	(16)%	(15)%	(25)%

Radiology & Other	$58.6	$58.6	$57.7	$59.1	$234.0	$60.9	$63.5
Year-over-year	11%	11%	9%	12%	11%	4%	8%

Professional Services	$39.4	$47.5	$31.4	$26.6	$144.9	$23.8	$16.4
Year-over-year	47%	124%	23%	19%	51%	(40)%	(66)%

Other Maintenance & Support	$20.5	$20.3	$21.2	$20.8	$82.7	$21.6	$22.3
Year-over-year	5%	0%	6%	1%	3%	5%	10%

Total Healthcare Revenues	$245.5	$261.2	$236.2	$241.8	$984.8	$244.2	$236.4
Year-over-year (As-Reported)	3%	10%	2%	28%	10%	(1)%	(10)%
Year-over-year (Organic)	1%	8%	0%	27%	8%	(1)%	(10)%

•	Change in dollars, percentage and basis points calculated using actual results. May not add due to rounding.

Non-GAAP Healthcare revenue benefited from a strong Dragon Medical cloud growth, which represents high-margin recurring revenue. In addition, Dragon Medical licensing continued to perform well in our international markets reflecting growing demand for this important investment area. This overall strength and in-line results for Radiology and Other solutions were offset by anticipated declines in our EHR implementation services and the continued decline in our HIM transcription business.

Total Healthcare segment profit margin for Q2 19 was 37.2%, up 420 basis points from the same period last year, primarily due to growth in Dragon Medical cloud and declines in lower-margin EHR implementation services.

Enterprise
In Q2 19, Enterprise segment non-GAAP revenue grew 9% year over year, on both an as-reported and organic basis, to $123.4 million. Non-GAAP revenue benefited from strong performance across our On-Premise license and Omni-Channel cloud offerings.

Total Enterprise segment profit margin for Q2 19 was 28.4%, an increase of 590 basis points from the same period last year driven by the revenue growth.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

12	2019 second quarter results
Prepared remarks
May 8, 2019

Automotive
Non-GAAP Q2 19 revenue for our Automotive segment grew 7%, to $74.1 million. The business delivered 2% organic revenue growth with continued growth in both license royalties and hosting revenue.

Total Automotive segment profit margin was 34.0%, a decrease of 760 basis points from Q2 18, as expected, from increased research, development and sales investments to support continued growth and innovation.

Our automotive spin is targeted for October 1, 2019, which aligns well with the new fiscal year. We made excellent progress toward the spin. We have identified a new CEO, made progress on additional executive appointments, continue to assemble the Board of Directors and delivered on commitments and plans for the operational separation and stand-up.

Other
In Q2 19, non-GAAP revenue for our Other segment was $17.2 million, a decrease of 35% year over year, on both an as reported and organic basis, as part of our planned wind-down strategy. Our Other segment includes the results of our Voicemail-to-Text, SRS and Devices businesses.

Total Other segment profit margin was 35.5% in the quarter, up 1,280 basis points from the prior year, as we are no longer investing in the SRS and Devices businesses and are optimizing cost structures for the wind-down activities.

Updated Guidance
Our guidance for fiscal 2019 reflects the changes underway within our business. As such, we note several important details, assumptions and changes for our guidance, including:

•
ASC 605 and 606: We provide ASC 606 guidance for revenue and EPS on an annual basis only. The remainder of our guidance is on an ASC 605 basis, which will be our primary basis for guiding 2019 results.

•
Continuing Operations and Discontinued Operations: With the close of the Imaging sale to Kofax on February 1, 2019, our guidance will be provided on a continuing operations basis only, which excludes the discontinued operations associated with Imaging.

•	Automotive Spin: Since the Automotive Spin is targeted for October 1, 2019, we will continue to forecast the Automotive results as part of our continuing operations for the full fiscal year.

•
Automotive and Imaging separation costs: Direct or incremental third-party costs related to the separation activities of Automotive and Imaging will be recorded within the statement of operations line item Restructuring and Other, net within our GAAP income statement. The cash expenditures related to these activities are contemplated within our cash flow from operations guidance forecast.

•	SRS and Devices: Our guidance continues to reflect the expected results of the wind-down activities of SRS and Devices, which are included in our Other Segment.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

13	2019 second quarter results
Prepared remarks
May 8, 2019

•
Annual Recurring Revenue: We include the metric Annual Recurring Revenue (ARR) in our guidance and reporting related to offerings used in conjunction with our Dragon Medical cloud offerings. This includes Dragon Medical cloud as well as Computer-Assisted Physician Documentation (CAPD) and virtual assistant (VA) offerings. ARR represents the annualized value of transactions we have under contract at any given point in time. As previously stated, we will report ARR on an annual basis, and only provide qualitative commentary regarding our progress towards our annual goal in interim periods.

Revenue Guidance
We encourage investors to evaluate Nuance and our progress by focusing on trends in our segments, especially our Strategic segments, more so than on a consolidated basis during this year of transition.
Through the first half of FY 19, our Dragon Medical and Enterprise Omni-Channel cloud offerings outperformed our expectations with strong volumes and earlier go-lives. However, EHR implementation services were lower than expected with fewer projects scheduled to go live. We expect these trends to continue through the remainder of the year and therefore are providing the following updates to our fiscal year 2019 revenue guidance:

•	We are narrowing our revenue guidance range and maintaining our midpoint at $1,868 million. We continue to expect 2% to 4% organic growth across our strategic segments.

•	We now expect Enterprise revenue in the range of $503 million and $511 million, up from our previous range of $490 million and $500 million, due to strength across all lines of business.

•
We now expect Healthcare revenue in the range of $981 million and $995 million, down from our previous range of $989 million and $1,011 million, due primarily to lower EHR implementation services revenue with fewer projects scheduled to go live in fiscal 2019

•	We are maintaining our revenue guidance range for Automotive and Other.

Table: Reconciliation of Prior Segment Revenue Guidance to Current Segment Revenue Guidance

Prior 2019 Segment Revenue Guidance ($ in millions)	Low	High
Healthcare	$989.0	$1,011.0
Enterprise	$490.0	$500.0
Automotive	$306.0	$312.0
Strategic	$1,785.0	$1,823.0
Organic Growth	2%	4%
Other	$62.0	$66.0
Prior Total Nuance Guidance	$1,847.0	$1,889.0
Organic Growth	-1%	1%

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

14	2019 second quarter results
Prepared remarks
May 8, 2019

Current 2019 Segment Revenue Guidance ($ in millions)	Low	High
Healthcare	$981.0	$995.0
Enterprise	$503.0	$511.0
Automotive	$306.0	$312.0
Strategic	$1,790.0	$1,818.0
Organic Growth	2%	4%
Other	$62.0	$66.0
Current Total Nuance Guidance	$1,852.0	$1,884.0
Organic Growth	-1%	1%

Healthcare Revenue Guidance

We are providing additional revenue guidance detailed related to our Healthcare business, in the following table:

Table: Prior Revenue Guidance to Current Revenue Guidance – Healthcare Detail

	Prior Guidance	Adjustments	Current Guidance
($ in millions)	FY2019	To Mid Guide	FY2019
Clinical Documentation Capture	$553		$553
Year-over-year	6%		6%
Dragon Medical Cloud	$215		$215
Year-over-year	56%		56%
Dragon Medical Maintenance & Support	$43		$43
Year-over-year	(25)%		(25)%
Dragon Medical Product & Licensing	$77		$77
Year-over-year	20%		20%
HIM (Hosting and Maintenance & Support)	$218		$218
Year-over-year	(17)%		(17)%
Radiology & Other	$256		$256
Year-over-year	9%		9%
Professional Services	$103	($12)	$91
Year-over-year	(29)%	(8)%	(37)%
Other Maintenance & Support	$88		$88
Year-over-year	6%		6%
Total Healthcare Revenues	$989 - $1,011	($12)	$981 - $995
Year-over-year	0%-3%	(2)%	0%-1%

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

15	2019 second quarter results
Prepared remarks
May 8, 2019

Segment Margin Guidance under ASC 605
We are providing the following updates to our fiscal year 2019 segment margin guidance:

•
We are raising our Healthcare segment margin guidance to a range of 35% and 37%, up from our previous range of 34% and 36%, due to a decrease in low-margin EHR implementation services revenue and disciplined expense management.

•	We are raising our Other segment margin guidance to a range of 24% and 27%, up from our previous range of 21% and 24%, due to a continuation of our wind-down activities.

•	We are maintaining our segment margin guidance for Enterprise and Automotive.

Table: Prior Segment Margin Guidance to Current Segment Margin Guidance

Segment	Prior FY2019 Guidance	Current FY2019 Guidance
Healthcare	34 – 36%	35 – 37%
Enterprise	Similar to FY 18	Similar to FY 18
Automotive	35 – 37%	35 – 37%
Other	21 – 24%	24 – 27%

Other Guidance Information
In addition to the revenue and segment margin guidance updates noted above, we are providing the following updates to our fiscal year 2019 consolidated guidance:

•	We are raising our operating margin guidance range by 50 basis points due to the segment revenue mix shift noted above and disciplined expense management.

•	We are raising our GAAP earnings per share guidance to a range of $0.05 and $0.14, up from a range of $0.01 and $0.11.

•	We are raising our non-GAAP earnings per share guidance to a range of $1.13 and $1.21, an increase of $0.03 due to the operating margin improvement and lower net interests & other expense.

•	We are updating our diluted share count guidance to 291 million shares, accounting for the share repurchases that continued into Q2 19.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

16	2019 second quarter results
Prepared remarks
May 8, 2019

Prior Guidance to Current Guidance Reconciliation

Table: Presentation of Prior Guidance to Current Guidance to Account for Operational Updates

($ in millions)	Prior 2019 Guidance		Operational Updates		Current 2019 Guidance
	Low	High	Low	High	Low	High
Total GAAP Revenue	$1,840	$1,882	$5	($5)	$1,845	$1,877
Total Non-GAAP Revenue	$1,847	$1,889	$5	($5)	$1,852	$1,884
Organic Revenue Growth	-1%	1%			-1%	1%
Non-GAAP Recurring Revenue	77.0%	78.0%			77.0%	78.0%
Non-GAAP Gross Margin	62%	62%			62%	62%
Non-GAAP Operating Margin	26.00%	26.50%	0.50%	0.50%	26.50%	27.00%
Non-GAAP Tax Rate	23%	24%	1%		24%	24%
GAAP EPS	$0.01	$0.11	$0.04	$0.03	$0.05	$0.14
Non-GAAP EPS	$1.10	$1.18	$0.03	$0.03	$1.13	$1.21
Non-GAAP Net Interests & Other	$53.0	$56.0	($2.00)	($2.00)	$51.0	$54.0
Cash Taxes	$32	$32			$32	$32
Diluted Share Count	291.5	291.5	(0.50)	(0.50)	291.0	291.0
Cash Flow From Operations (CFFO)	$380.0	$425.0			$380.0	$425.0
Deferred Revenue	3%	5%			3%	5%
ARR for Dragon Medical Cloud	$245	$255			$245	$255
Capital Expenditures	$65.0	$75.0			$65.0	$75.0

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

17	2019 second quarter results
Prepared remarks
May 8, 2019

Cash Flow Guidance
We are maintaining both our Cash Flow Guidance and Cash and Marketable Securities Balance Guidance for Fiscal 2019, as shown in the tables below.

Table: Cash Flow from Operations (CFFO), Free Cash Flow (FCF), and Cash and Marketable Securities Guidance:

	FY 2019
($ in millions)	Low	High
CFFO Guidance	$380	$425
Capital expenditures	(75)	(65)
FCF Guidance	$305	$360

Cash and Marketable Securities Guidance:
($ in millions)	Low	High
Cash and Marketable Securities Balance at 9/30/2018	$473	$473
Free Cash Flow guidance	305	360
Cash available from remaining imaging proceeds	90	90
Other investing and financing activities	(28)	(28)
Subtotal	$840	$895
Repurchase of common shares through 1/31/19	(90)	(90)
Cash and Marketable Securities Balance at 9/30/2018	$750	$805

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

18	2019 second quarter results
Prepared remarks
May 8, 2019

Q3 2019 ASC 605 Guidance
We are providing the following guidance for our third quarter of fiscal year 2019:

Table: Q3 2019 Guidance under ASC 605

($ in millions except earnings per share)	Q3 2019 Guidance (ASC 605)
GAAP Revenue	$451.0 to $465.0
Non-GAAP Revenue	$453.0 to $467.0
GAAP Diluted EPS	$0.01 to $0.05
Non-GAAP Diluted EPS	$0.27 to $0.30

Fiscal 2019 ASC 606 Guidance
For FY 19, under the ASC 606 standard, we expect:

Table: FY 2019 Guidance under ASC 606

($ in millions except earnings per share)	FY2019 Guidance (ASC 606)
GAAP Revenue	$1,792.0 to $1,844.0
Non-GAAP Revenue	$1,797.0 to $1,849.0
GAAP Diluted EPS	($0.13) to $0.06
Non-GAAP Diluted EPS	$0.99 to $1.14

About Nuance Communications, Inc.
Nuance Communications, Inc. (NASDAQ: NUAN) is the pioneer and leader in conversational and cognitive AI innovations that bring intelligence to everyday work and life. The Company delivers solutions that can understand, analyze and respond to human language to increase productivity and amplify human intelligence. With decades of domain and artificial intelligence expertise, Nuance works with thousands of organizations – in global industries that include healthcare, telecommunications, automotive, financial services, and retail – to create stronger relationships and better experiences for their customers and workforce. For more information, please visit www.nuance.com.

Trademark reference: Nuance and the Nuance logo are registered trademarks or trademarks of Nuance Communications, Inc. or its affiliates in the United States and/or other countries. All other trademarks referenced herein are the property of their respective owners.

Safe Harbor and Forward-Looking Statements
Statements in this document regarding future performance and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

19	2019 second quarter results
Prepared remarks
May 8, 2019

statements containing the words “believes,” “plans,” “anticipates,” “expects,” "intends" or “estimates” or similar expressions) should also be considered to be forward-looking statements. There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including but not limited to: the ability to effect the separation and spin-off of our Auto business; our ability to successfully wind-down certain products or business lines; fluctuations in demand for our existing and future products; fluctuations in the mix of products and services sold in specific periods; further unanticipated costs resulting from the FY17 malware incident including potential costs associated with governmental investigations that may result from the incident; our ability to control and successfully manage our expenses and cash position; our ability to develop and execute in a timely manner our productivity and cost initiatives; the effects of competition, including pricing pressure, and changing business models in the markets and industries we serve; changes to economic conditions in the United States and internationally; the imposition of tariffs or other trade measures particularly between the United States and China; potential future impairment charges related to our reorganized business reporting units; fluctuating currency rates; possible quality issues in our products and technologies; our ability to successfully integrate operations and employees of acquired businesses; the ability to realize anticipated synergies from acquired businesses and to cut stranded costs related to divested businesses; and the other factors described in our most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward- looking statements as a result of developments occurring after the date of this document.

Definitions
Certain supplemental data provided in the prepared call remarks above are based upon internal Nuance definitions that are important for the reader to understand.

Non-GAAP Organic Revenue Growth. Organic revenue growth is calculated by comparing current period non-GAAP (“Generally Accepted Accounting Principles”) revenue to non-GAAP revenue from the corresponding prior-year period. For purposes of this calculation, prior period non-GAAP revenue is adjusted to include revenue from companies acquired by Nuance as if we had owned the acquired businesses in all periods presented. Non-GAAP organic revenue growth on a constant currency basis is calculated using current period non-GAAP revenue for entities reporting in currencies other than United States dollars, excluding United States dollar-denominated transactions recorded in those entities, converted into United States dollars using the average exchange rates from the prior-year period rather than the actual exchange rates in effect during the current period.

Segment profit. Segment profit reflects the direct controllable costs of each Segment together with an allocation of sales and corporate marketing expenses, and certain research and development project costs that benefit multiple product offerings. Segment profit represents income from operations excluding stock-based compensation, amortization of intangible assets, acquisition-related costs, net, restructuring and other charges, net, costs associated with intellectual property collaboration agreements, other income (expense), net and certain unallocated corporate expenses.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

20	2019 second quarter results
Prepared remarks
May 8, 2019

Discussion of non-GAAP Financial Measures
We believe that providing the non-GAAP information to investors, in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information included in this press release should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. Our annual financial plan is prepared both on a GAAP and non-GAAP basis, and the non-GAAP annual financial plan is approved by our board of directors. Continuous budgeting and forecasting for revenue and expenses are conducted on a consistent non-GAAP basis (in addition to GAAP) and actual results on a non-GAAP basis are assessed against the non-GAAP annual financial plan. The board of directors and management utilize these non-GAAP measures and results (in addition to the GAAP results) to determine our allocation of resources. In addition, and as a consequence of the importance of these measures in managing the business, we use non-GAAP measures and results in the evaluation process to establish management’s compensation. For example, our annual bonus program payments are based upon the achievement of consolidated non- GAAP revenue and consolidated non-GAAP earnings per share financial targets. We consider the use of non-GAAP revenue helpful in understanding the performance of our business, as it excludes the purchase accounting impact on acquired deferred revenue and other acquisition-related adjustments to revenue. We also consider the use of non-GAAP earnings per share helpful in assessing the organic performance of the continuing operations of our business. By organic performance we mean performance as if we had owned an acquired business in the same period a year ago. By constant currency organic performance, we mean performance excluding the effect of current foreign currency rate fluctuations. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements. Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business, our management has either included or excluded items in seven general categories, each of which is described below.

Acquisition-related revenue and cost of revenue.
We provide supplementary non-GAAP financial measures of revenue that include revenue that we would have recognized but for the purchase accounting treatment of acquisition transactions. Non- GAAP revenue also includes revenue that we would have recognized had we not acquired intellectual property and other

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

21	2019 second quarter results
Prepared remarks
May 8, 2019

assets from the same customer. Because GAAP accounting requires the elimination of this revenue, GAAP results alone do not fully capture all of our economic activities.

These non-GAAP adjustments are intended to reflect the full amount of such revenue. We include non-GAAP revenue and cost of revenue to allow for more complete comparisons to the financial results of historical operations, forward-looking guidance and the financial results of peer companies. We believe these adjustments are useful to management and investors as a measure of the ongoing performance of the business because, although we cannot be certain that customers will renew their contracts, we have historically experienced high renewal rates on maintenance and support agreements and other customer contracts. Additionally, although acquisition-related revenue adjustments are non-recurring with respect to past acquisitions, we generally will incur these adjustments in connection with any future acquisitions.

Acquisition-related costs, net.
In recent years, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)
Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)
Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

22	2019 second quarter results
Prepared remarks
May 8, 2019

(iii)
Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Financial Tables Follow

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

23	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended March 31,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$251,111	$264,311	$273,449
Product and licensing	97,543	124,194	130,446
Maintenance and support	60,929	60,500	62,298
Total revenues	409,583	449,005	466,193

Cost of revenues:
Hosting and professional services	153,637	154,322	180,257
Product and licensing	9,940	16,525	14,126
Maintenance and support	8,966	8,247	9,579
Amortization of intangible assets	9,048	9,048	13,058
Total cost of revenues	181,591	188,142	217,020

Gross profit	227,992	260,863	249,173

Operating expenses:
Research and development	65,848	65,848	66,698
Sales and marketing	75,755	73,653	74,857
General and administrative	40,422	40,422	73,183
Amortization of intangible assets	16,956	16,956	18,397
Acquisition-related costs, net	2,233	2,233	2,360
Restructuring and other charges, net	21,469	21,469	8,881
Impairment of goodwill	—	—	137,907
Total operating expenses	222,683	220,581	382,283

Income (loss) from operations	5,309	40,282	(133,110)

Other expenses, net	(27,016)	(27,016)	(32,038)

Income (loss) before income taxes	(21,707)	13,266	(165,148)

(Benefit) provision for income taxes	(958)	10,131	1,993

Net (loss) income from continuing operations	(20,749)	3,135	(167,141)
Net income from discontinued operations	98,081	121,622	3,088
Net income (loss)	$77,332	$124,757	$(164,053)

Net income (loss) per common share - basic:
Continuing operations	$(0.07)	$0.01	$(0.57)
Discontinued operations	0.34	0.43	0.01
Total net income (loss) per basic common share	$0.27	$0.44	$(0.56)

Net income (loss) per common share - diluted:
Continuing operations	$(0.07)	$0.01	$(0.57)
Discontinued operations	0.34	0.42	0.01
Total net income (loss) per diluted common share	$0.27	$0.43	$(0.56)

Weighted average common shares outstanding:
Basic	285,866	285,866	294,103
Diluted	285,866	287,866	294,103

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

24	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Six Months Ended March 31,
	2019	2019	2018
	(ASC 606)	(ASC 605)	(ASC 605)
Revenues:
Hosting and professional services	$510,699	$531,935	$531,428
Product and licensing	255,540	259,463	255,194
Maintenance and support	136,998	121,239	126,795
Total revenues	903,237	912,637	913,417

Cost of revenues:
Hosting and professional services	316,807	313,554	351,784
Product and licensing	42,690	31,245	27,898
Maintenance and support	16,727	16,774	19,004
Amortization of intangible assets	18,805	18,805	26,572
Total cost of revenues	395,029	380,378	425,258

Gross profit	508,208	532,259	488,159

Operating expenses:
Research and development	134,176	134,176	132,784
Sales and marketing	151,114	150,534	155,417
General and administrative	84,471	84,471	124,956
Amortization of intangible assets	33,930	33,930	37,238
Acquisition-related costs, net	5,069	5,069	7,921
Restructuring and other charges, net	44,550	44,550	22,450
Impairment of goodwill	—	—	137,907
Total operating expenses	453,310	452,730	618,673

Income (loss) from operations	54,898	79,529	(130,514)

Other expenses, net	(57,920)	(57,920)	(66,138)

Income (loss) before income taxes	(3,022)	21,609	(196,652)

(Benefit) provision for income taxes	28	10,707	(76,976)

Net (loss) income from continuing operations	(3,050)	10,902	(119,676)
Net income from discontinued operations	99,472	120,919	8,851
Net income (loss)	$96,422	$131,821	$(110,825)

Net income (loss) per common share - basic:
Continuing operations	$(0.01)	$0.04	$(0.41)
Discontinued operations	0.35	0.42	0.03
Total net income (loss) per basic common share	$0.34	$0.46	$(0.38)

Net income (loss) per common share - diluted:
Continuing operations	$(0.01)	$0.04	$(0.41)
Discontinued operations	0.35	0.42	0.03
Total net income (loss) per diluted common share	$0.34	$0.46	$(0.38)

Weighted average common shares outstanding:
Basic	286,849	286,849	292,720
Diluted	286,849	289,012	292,720

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

25	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2019	March 31, 2019	September 30, 2018
	(ASC 606)	(ASC 605)	(ASC 605)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$474,776	$474,776	$315,963
Marketable securities	145,908	145,908	135,579
Accounts receivable, net	292,567	319,860	347,873
Prepaid expenses and other current assets	171,717	133,134	94,814
Current assets held for sale	—	—	34,402
Total current assets	1,084,968	1,073,678	928,631

Marketable securities	12,414	12,414	21,932
Land, building and equipment, net	142,968	142,968	153,452
Goodwill	3,238,410	3,238,410	3,247,105
Intangible assets, net	398,312	398,312	450,001
Other assets	255,928	120,607	141,761
Long-term assets held for sale	—	—	359,497
Total assets	$5,133,000	$4,986,389	$5,302,379

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Contingent and deferred acquisition payments	$12,249	$12,249	$14,211
Accounts payable	83,295	83,295	80,912
Accrued expenses and other current liabilities	211,471	212,236	269,339
Deferred revenue	300,746	356,811	330,689
Current liabilities held for sale	—	—	69,013
Total current liabilities	607,761	664,591	764,164

Long-term debt	1,911,185	1,911,185	2,185,361
Deferred revenue, net of current portion	414,437	430,591	434,316
Other liabilities	154,870	133,390	143,524
Long-term liabilities held for sale	—	—	57,518
Total liabilities	3,088,253	3,139,757	3,584,883

Stockholders' equity	2,044,747	1,846,632	1,717,496
Total liabilities and stockholders' equity	$5,133,000	$4,986,389	$5,302,379

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

26	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Consolidated Statements of Cash Flows
(in thousands)
Unaudited

	Three Months Ended		Six Months Ended
	March 31,		March 31,
	2019	2018	2019	2018
	(ASC 606)	(ASC 605)	(ASC 606)	(ASC 605)
Cash flows from operating activities:
Net loss from continuing operations	$(20,749)	$(167,141)	$(3,050)	$(119,676)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40,758	46,412	83,305	94,245
Stock-based compensation	29,871	31,742	64,211	67,967
Non-cash interest expense	12,388	11,854	24,686	25,195
Deferred tax (benefit) provision	(8,060)	6,989	(12,815)	(90,143)
Loss on extinguishment of debt	910	—	910	—
Impairment of goodwill	—	137,907	—	137,907
Impairment of fixed assets	—	434	—	1,780
Other	493	1,294	805	579
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	46,741	20,679	24,914	(19,815)
Prepaid expenses and other assets	(222)	(3,380)	(20,033)	(22,381)
Accounts payable	(8,197)	9,277	3,240	(2,579)
Accrued expenses and other liabilities	11,903	1,151	(7,985)	4,196
Deferred revenue	5,760	210	41,013	88,460
Net cash provided by operating activities - continuing operations	111,596	97,428	199,201	165,735
Net cash (used in) provided by operating activities - discontinued operations	(7,931)	11,832	4,355	29,630
Net cash provided by operating activities	103,665	109,260	203,556	195,365
Cash flows from investing activities:
Proceeds from sale of Imaging business, net of transaction fees	404,045	—	404,045	—
Capital expenditures	(11,214)	(12,783)	(23,434)	(25,326)
Payments for business and asset acquisitions, net of cash acquired	(1,106)	(4,120)	(2,553)	(12,768)
Purchases of marketable securities and other investments	(71,663)	(60,547)	(119,165)	(92,994)
Proceeds from sales and maturities of marketable securities and other investments	71,983	35,468	117,661	195,273
Net cash (used in) provided by investing activities	392,045	(41,982)	376,554	64,185
Cash flows from financing activities:
Repayment and redemption of debt	(300,000)	—	(300,000)	(331,172)
Payments for repurchase of common stock	(16,168)	—	(91,321)	—
Acquisition payments with extended payment terms	—	(47)	—	(16,927)
Proceeds from issuance of common stock from employee stock plans	8,643	9,354	8,643	9,360
Payments for taxes related to net share settlement of equity awards	(6,540)	(5,389)	(38,191)	(44,006)
Other financing activities	(511)	(582)	(1,210)	(647)
Net cash (used in) provided by financing activities	(314,576)	3,336	(422,079)	(383,392)
Effects of exchange rate changes on cash and cash equivalents	391	(433)	782	185
Net increase (decrease) in cash and cash equivalents	181,525	70,181	158,813	(123,657)
Cash and cash equivalents at beginning of period	293,251	398,461	315,963	592,299
Cash and cash equivalents at end of period	$474,776	$468,642	$474,776	$468,642

© 2019 Nuance Communications, Inc. All rights reserved

27	2019 first quarter results
Prepared remarks
February 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Three Months Ended
	March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$409,583	$39,422	$449,005	$466,193
Acquisition-related revenue adjustments: professional services and hosting	1,220	27	1,247	1,019
Acquisition-related revenue adjustments: product and licensing	251	489	740	2,033
Acquisition-related revenue adjustments: maintenance and support	111	(89)	22	136
Non-GAAP revenues	$411,165	$39,849	$451,014	$469,381

GAAP cost of revenues	$181,591	$6,551	$188,142	$217,020
Cost of revenues from amortization of intangible assets	(9,048)	—	(9,048)	(13,058)
Cost of revenues adjustments: professional services and hosting (1)	(5,481)	—	(5,481)	(6,306)
Cost of revenues adjustments: product and licensing (1)	(132)	—	(132)	(112)
Cost of revenues adjustments: maintenance and support (1)	(381)	—	(381)	(538)
Cost of revenues adjustments: other	(10)	10	—	(76)
Non-GAAP cost of revenues	$166,539	$6,561	$173,100	$196,930

GAAP gross profit	$227,992	$32,871	$260,863	$249,173
Gross profit adjustments	16,634	417	17,051	23,278
Non-GAAP gross profit	$244,626	$33,288	$277,914	$272,451

GAAP income (loss) from operations	$5,309	$34,973	$40,282	$(133,110)
Gross profit adjustments	16,634	417	17,051	23,278
Research and development (1)	7,820	—	7,820	7,757
Sales and marketing (1)	7,638	—	7,638	7,372
General and administrative (1)	8,419	—	8,419	9,657
Acquisition-related costs, net	2,233	—	2,233	2,360
Amortization of intangible assets	16,956	—	16,956	18,397
Restructuring and other charges, net	21,469	—	21,469	8,881
Impairment of goodwill	—	—	—	137,907
Other	1,406	(12)	1,394	31,219
Non-GAAP income from operations	$87,884	$35,378	$123,262	$113,718

GAAP (loss) income before income taxes	$(21,707)	$34,973	$13,266	$(165,148)
Gross profit adjustments	16,634	417	17,051	23,278
Research and development (1)	7,820	—	7,820	7,757
Sales and marketing (1)	7,638	—	7,638	7,372
General and administrative (1)	8,419	—	8,419	9,657
Acquisition-related costs, net	2,233	—	2,233	2,360
Amortization of intangible assets	16,956	—	16,956	18,397
Restructuring and other charges, net	21,469	—	21,469	8,881
Impairment of goodwill	—	—	—	137,907
Non-cash interest expense	12,388	—	12,388	11,854
Other (4)	2,314	(12)	2,302	31,056
Non-GAAP income before income taxes	$74,164	$35,378	$109,542	$93,371

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

28	2019 first quarter results
Prepared remarks
February 7, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations
(in thousands)
Unaudited

	Six Months Ended
	March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP revenues	$903,237	$9,400	$912,637	$913,417
Acquisition-related revenue adjustments: professional services and hosting	2,452	57	2,509	2,294
Acquisition-related revenue adjustments: product and licensing	429	1,021	1,450	6,672
Acquisition-related revenue adjustments: maintenance and support	257	(116)	141	193
Non-GAAP revenues	$906,375	$10,362	$916,737	$922,576

GAAP cost of revenues	$395,029	$(14,651)	$380,378	$425,258
Cost of revenues from amortization of intangible assets	(18,805)	—	(18,805)	(26,572)
Cost of revenues adjustments: professional services and hosting (1)	(12,813)	—	(12,813)	(13,684)
Cost of revenues adjustments: product and licensing (1)	(396)	—	(396)	(378)
Cost of revenues adjustments: maintenance and support (1)	(147)	—	(147)	(1,219)
Cost of revenues adjustments: other	(383)	10	(373)	(141)
Non-GAAP cost of revenues	$362,485	$(14,641)	$347,844	$383,264

GAAP gross profit	$508,208	$24,051	$532,259	$488,159
Gross profit adjustments	35,682	952	36,634	51,153
Non-GAAP gross profit	$543,890	$25,003	$568,893	$539,312

GAAP income (loss) from operations	$54,898	$24,631	$79,529	$(130,514)
Gross profit adjustments	35,682	952	36,634	51,153
Research and development (1)	16,650	—	16,650	16,764
Sales and marketing (1)	16,895	—	16,895	17,536
General and administrative (1)	17,310	—	17,310	18,386
Acquisition-related costs, net	5,069	—	5,069	7,921
Amortization of intangible assets	33,930	—	33,930	37,238
Restructuring and other charges, net	44,550	—	44,550	22,450
Impairment of goodwill	—	—	—	137,907
Other	5,683	(53)	5,630	43,263
Non-GAAP income from operations	$230,667	$25,530	$256,197	$222,104

GAAP (loss) income before income taxes	$(3,022)	$24,631	$21,609	$(196,652)
Gross profit adjustments	35,682	952	36,634	51,153
Research and development (1)	16,650	—	16,650	16,764
Sales and marketing (1)	16,895	—	16,895	17,536
General and administrative (1)	17,310	—	17,310	18,386
Acquisition-related costs, net	5,069	—	5,069	7,921
Amortization of intangible assets	33,930	—	33,930	37,238
Restructuring and other charges, net	44,550	—	44,550	22,450
Impairment of goodwill	—	—	—	137,907
Non-cash interest expense	24,686	—	24,686	25,195
Other (4)	7,042	(53)	6,989	43,100
Non-GAAP income before income taxes	$198,792	$25,530	$224,322	$180,998

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

29	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Three Months Ended
	March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP provision (benefit) for income taxes	$(958)	$11,089	$10,131	$1,993
Income tax effect of Non-GAAP adjustments	35,449	297	35,746	37,069
Removal of valuation allowance and other items	(17,677)	(3,451)	(21,128)	(21,970)
Removal of discrete items (3)	—	—	—	7,874
Non-GAAP provision for income taxes	$16,814	$7,935	$24,749	$24,966

GAAP net (loss) income from continuing operations	$(20,749)	$23,884	$3,135	$(167,141)
Acquisition-related adjustment - revenues (2)	1,582	427	2,009	3,188
Acquisition-related costs, net	2,233	—	2,233	2,360
Cost of revenue from amortization of intangible assets	9,048	—	9,048	13,058
Amortization of intangible assets	16,956	—	16,956	18,397
Restructuring and other charges, net	21,469	—	21,469	8,881
Impairment of goodwill	—	—	—	137,907
Stock-based compensation (1)	29,871	—	29,871	31,742
Non-cash interest expense	12,388	—	12,388	11,854
Adjustment to income tax expense	(17,772)	3,154	(14,618)	(22,973)
Other (4)	2,324	(22)	2,302	31,132
Non-GAAP net income	$57,350	$27,443	$84,793	$68,405

Non-GAAP diluted net income per share	$0.20		$0.29	$0.23

Diluted weighted average common shares outstanding	287,866		287,866	296,449

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), for the six months ended March 31, 2018, we recorded a tax benefit of approximately $87.0 million related to remeasuring certain deferred tax assets and liabilities at the lower rates, offset in part by a $2.0 million provision for the deemed repatriation of foreign cash and earnings. For the three months ended March 31, 2018, we recorded a tax expense of approximately $10.0 million, as we revised our estimates of the deferred tax benefit, offset by a cash tax benefit of $12.0 million based on recent IRS guidance regarding the mandatory one-time repatriation tax, reducing the original $14.0 million tax expense recorded in the first quarter of 2018. Also for the three and six months ended March 31, 2018, we recorded a tax benefit of $8.5 million related to the impairment of deductible goodwill in Brazil.

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

30	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands, except per share amounts)
Unaudited

	Six Months Ended
	March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP provision (benefit) for income taxes	$28	$10,679	$10,707	$(76,976)
Income tax effect of Non-GAAP adjustments	61,269	90	61,359	69,230
Removal of valuation allowance and other items	(16,535)	(4,389)	(20,924)	(37,966)
Removal of discrete items (3)	1,253	—	1,253	91,069
Non-GAAP provision for income taxes	$46,015	$6,380	$52,395	$45,357

GAAP net (loss) income from continuing operations	$(3,050)	$13,952	$10,902	$(119,676)
Acquisition-related adjustment - revenues (2)	3,138	962	4,100	9,159
Acquisition-related costs, net	5,069	—	5,069	7,921
Cost of revenue from amortization of intangible assets	18,805	—	18,805	26,572
Amortization of intangible assets	33,930	—	33,930	37,238
Restructuring and other charges, net	44,550	—	44,550	22,450
Impairment of goodwill	—	—	—	137,907
Stock-based compensation (1)	64,211	—	64,211	67,967
Non-cash interest expense	24,686	—	24,686	25,195
Adjustment to income tax expense	(45,987)	4,299	(41,688)	(122,333)
Other (4)	7,425	(62)	7,363	43,241
Non-GAAP net income	$152,777	$19,151	$171,928	$135,641

Non-GAAP diluted net income per share	$0.53		$0.59	$0.45

Diluted weighted average common shares outstanding	289,012		289,012	299,822

(3) As a result of the Tax Cuts and Jobs Act of 2017 (‘TCJA’), for the six months ended March 31, 2018, we recorded a tax benefit of approximately $87.0 million related to remeasuring certain deferred tax assets and liabilities at the lower rates, offset in part by a $2.0 million provision for the deemed repatriation of foreign cash and earnings. For the three months ended March 31, 2018, we recorded a tax expense of approximately $10.0 million, as we revised our estimates of the deferred tax benefit, offset by a cash tax benefit of $12.0 million based on recent IRS guidance regarding the mandatory one-time repatriation tax, reducing the original $14.0 million tax expense recorded in the first quarter of 2018. Also for the three and six months ended March 31, 2018, we recorded a tax benefit of $8.5 million related to the impairment of deductible goodwill in Brazil.

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

31	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP operating expenses	$222,683	$(2,102)	$220,581	$382,283
Research and development (1)	(7,820)	—	(7,820)	(7,757)
Sales and marketing (1)	(7,638)	—	(7,638)	(7,372)
General and administrative (1)	(8,419)	—	(8,419)	(9,657)
Acquisition-related costs, net	(2,233)	—	(2,233)	(2,360)
Amortization of intangible assets	(16,956)	—	(16,956)	(18,397)
Restructuring and other charges, net	(21,469)	—	(21,469)	(8,881)
Impairment of goodwill	—	—	—	(137,907)
Other (4)	(1,404)	—	(1,404)	(31,219)
Non-GAAP operating expenses	$156,744	$(2,102)	$154,642	$158,733

GAAP research and development expense	$65,848	$—	$65,848	$66,698
Stock-based compensation (1)	(7,820)	—	(7,820)	(7,757)
Other	64	—	64	193
Non-GAAP research and development expense	$58,092	$—	$58,092	$59,134

GAAP sales and marketing expense	$75,755	$(2,102)	$73,653	$74,857
Stock-based compensation (1)	(7,638)	—	(7,638)	(7,372)
Other	(98)	—	(98)	(86)
Non-GAAP sales and marketing expense	$68,019	$(2,102)	$65,917	$67,399

GAAP general and administrative expense	$40,422	$—	$40,422	$73,183
Stock-based compensation (1)	(8,419)	—	(8,419)	(9,657)
Other (4)	(1,370)	—	(1,370)	(31,326)
Non-GAAP general and administrative expense	$30,633	$—	$30,633	$32,200

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

32	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Six Months Ended March 31,
	2019			2018
	ASC 606	Adjustments	ASC 605	ASC 605

GAAP operating expenses	$453,310	$(580)	$452,730	$618,673
Research and development (1)	(16,650)	—	(16,650)	(16,764)
Sales and marketing (1)	(16,895)	—	(16,895)	(17,536)
General and administrative (1)	(17,310)	—	(17,310)	(18,386)
Acquisition-related costs, net	(5,069)	—	(5,069)	(7,921)
Amortization of intangible assets	(33,930)	—	(33,930)	(37,238)
Restructuring and other charges, net	(44,550)	—	(44,550)	(22,450)
Impairment of goodwill	—	—	—	(137,907)
Other (4)	(5,674)	—	(5,674)	(43,263)
Non-GAAP operating expenses	$313,232	$(580)	$312,652	$317,208

GAAP research and development expense	$134,176	$—	$134,176	$132,784
Stock-based compensation (1)	(16,650)	—	(16,650)	(16,764)
Other	297	—	297	294
Non-GAAP research and development expense	$117,823	$—	$117,823	$116,314

GAAP sales and marketing expense	$151,114	$(580)	$150,534	$155,417
Stock-based compensation (1)	(16,895)	—	(16,895)	(17,536)
Other	(84)	—	(84)	(285)
Non-GAAP sales and marketing expense	$134,135	$(580)	$133,555	$137,596

GAAP general and administrative expense	$84,471	$—	$84,471	$124,956
Stock-based compensation (1)	(17,310)	—	(17,310)	(18,386)
Other (4)	(5,887)	—	(5,887)	(43,272)
Non-GAAP general and administrative expense	$61,274	$—	$61,274	$63,298

(4) Includes approximately $28 million and $38 million in professional services costs associated with considering strategic alternatives for certain businesses and establishing our Automotive business as an independent reporting segment, for the three and six months ended March 31, 2018, respectively.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

33	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in thousands)
Unaudited

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018

(1) Stock-based compensation
Cost of professional services and hosting	$5,481	$6,306	$12,813	$13,684
Cost of product and licensing	132	112	396	378
Cost of maintenance and support	381	538	147	1,219
Research and development	7,820	7,757	16,650	16,764
Sales and marketing	7,638	7,372	16,895	17,536
General and administrative	8,419	9,657	17,310	18,386
Total	$29,871	$31,742	$64,211	$67,967

(2) Acquisition-related revenue
Revenues	$1,582	$3,188	$3,138	$9,159
Total	$1,582	$3,188	$3,138	$9,159

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

34	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information – GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	(ASC 605)							(ASC 606)

Total Revenues from Continuing Operations	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019	2019	2019
GAAP Revenues	$447.2	$466.2	$449.4	$479.4	$1,842.3	$463.6	$449.0	$493.7	$409.6
Adjustment	6.0	3.2	2.3	2.7	14.2	2.1	2.0	1.6	1.6
Non-GAAP Revenues	$453.2	$469.4	$451.8	$482.1	$1,856.5	$465.7	$451.0	$495.2	$411.2

Healthcare	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019	2019	2019
GAAP Revenues	$244.0	$260.1	$235.6	$241.2	$980.7	$243.6	$235.8	$271.9	$204.4
Adjustment	1.5	1.1	0.6	0.6	4.1	0.6	0.6	0.1	0.2
Non-GAAP Revenues	$245.5	$261.2	$236.2	$241.8	$984.8	$244.2	$236.4	$272.0	$204.6

Enterprise	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019	2019	2019
GAAP Revenues	$117.4	$111.4	$119.5	$129.7	$478.0	$129.4	$123.1	$129.5	$115.4
Adjustment	3.2	1.3	0.1	0.6	5.2	0.4	0.2	0.2	0.2
Non-GAAP Revenues	$120.6	$112.7	$119.6	$130.3	$483.2	$129.8	$123.3	$129.7	$115.6

Automotive	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019	2019	2019
GAAP Revenues	$60.6	$68.1	$72.3	$73.7	$274.7	$73.4	$72.9	$74.0	$73.0
Adjustment	0.9	0.9	1.5	1.5	4.7	1.2	1.2	1.2	1.2
Non-GAAP Revenues	$61.5	$69.0	$73.8	$75.2	$279.4	$74.6	$74.1	$75.2	$74.2

Other	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019	2019	2019
GAAP Revenues	$25.5	$26.5	$22.1	$34.7	$108.9	$17.2	$17.2	$18.4	$16.7
Adjustment	0.1	—	0.1	—	0.2	—	—	—	—
Non-GAAP Revenues	$25.6	$26.5	$22.2	$34.7	$109.1	$17.2	$17.2	$18.4	$16.7

Schedules may not add due to rounding.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

35	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - GAAP to Non-GAAP Reconciliations, continued
(in millions)
Unaudited

	(ASC 605)							(ASC 606)

	Q1	Q2	Q3	Q4	FY	Q1	Q2	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019	2019	2019

Total segment revenues	$453.2	$469.4	$451.8	$482.1	$1,856.5	$465.7	$451.0	$495.2	$411.2
Acquisition-related revenue adjustments	(6.0)	(3.2)	(2.3)	(2.7)	(14.2)	(2.1)	(2.0)	(1.6)	(1.6)
Total consolidated revenues	$447.2	$466.2	$449.4	$479.4	$1,842.3	$463.6	$449.0	$493.7	$409.6

Total segment profit	$139.8	$146.3	$139.9	$178.2	$604.3	$163.9	$154.2	$173.8	$118.9
Corporate expenses and other, net	(43.6)	(63.5)	(41.1)	(47.5)	(195.7)	(35.6)	(32.4)	(35.6)	(32.4)
Acquisition-related revenues	(6.0)	(3.2)	(2.3)	(2.7)	(14.2)	(2.1)	(2.0)	(1.6)	(1.6)
Stock-based compensation	(36.2)	(31.7)	(33.5)	(41.4)	(142.9)	(34.3)	(29.9)	(34.3)	(29.9)
Amortization of intangible assets	(32.4)	(31.5)	(32.0)	(29.0)	(124.9)	(26.7)	(26.0)	(26.7)	(26.0)
Acquisition-related costs, net	(5.6)	(2.4)	(4.9)	(3.3)	(16.1)	(2.8)	(2.2)	(2.8)	(2.2)
Restructuring and other charges, net	(13.6)	(8.9)	(5.3)	(29.2)	(57.0)	(23.1)	(21.5)	(23.1)	(21.5)
Impairment of goodwill and other intangible assets	—	(137.9)	—	(33.0)	(170.9)	—	—	—	—
Other expenses, net	(34.1)	(32.4)	(31.9)	(31.4)	(129.7)	(30.9)	(27.0)	(30.9)	(27.0)
(Loss) income before income taxes	$(31.5)	$(165.1)	$(11.2)	$(39.4)	$(247.2)	$8.3	$13.2	$18.7	$(21.7)

Schedules may not add due to rounding.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

36	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Supplemental Financial Information - Segment Margin Reconciliation
(in millions)
Unaudited

	(ASC605)
($ in millions)	Q1	Q2	Q3	Q4	FY	Q1	Q2
	2018	2018	2018	2018	2018	2019	2019

Healthcare

Original Segment Profit	$77.4	$87.4	$77.7	$88.9	$331.4	$93.7	$88.4
Impact of Discontinued Operations	(1.2)	(1.1)	(1.2)	(1.2)	(4.7)	(0.8)	(0.4)
Revised Segment Profit	$76.2	$86.2	$76.5	$87.7	$326.7	$92.9	$88
Revised Segment Margin	31%	33%	32%	36%	33%	38%	37%

Enterprise

Original Segment Profit	$37.7	$25.7	$33.1	$45.9	$142.4	$41.3	$35.2
Impact of Discontinued Operations	(0.5)	(0.4)	(0.6)	(0.5)	(1.9)	(0.2)	(0.2)
Revised Segment Profit	$37.3	$25.3	$32.5	$45.4	$140.5	$41.0	$35.0
Revised Segment Margin	31%	22%	27%	35%	29%	32%	28%

Automotive

Original Segment Profit	$23.2	$28.9	$28.2	$29.6	$109.9	$25.6	$25.3
Impact of Discontinued Operations	(0.2)	(0.2)	(0.2)	(0.2)	(0.8)	(0.1)	(0.1)
Revised Segment Profit	$23.0	$28.7	$28.0	$29.4	$109.1	$25.5	$25.2
Revised Segment Margin	37%	42%	38%	39%	39%	34%	34%

Sub-Total Strategic

Original Segment Profit	$138.4	$141.9	$138.9	$164.4	$583.7	$160.6	$148.9
Impact of Discontinued Operations	(1.8)	(1.7)	(1.9)	(2.0)	(7.4)	(1.1)	(0.7)
Revised Segment Profit	$136.5	$140.2	$137.0	$162.5	$576.2	$159.5	$148.2
Revised Segment Margin	32%	32%	32%	36%	33%	36%	34%

Other

Original Segment Profit	$3.4	$6.1	$3.1	$15.8	$28.4	$4.5	$6.1
Impact of Discontinued Operations	(0.1)	(0.1)	(0.1)	(0.1)	(0.4)	(0.0)	(0.0)
Revised Segment Profit	$3.3	$6.0	$3.0	$15.7	$28.0	$4.5	$6.1
Revised Segment Margin	13%	23%	13%	45%	26%	26%	35%

Total Continuing Operations

Original Segment Profit	$141.8	$148.0	$142.0	$180.3	$612.1	$165.0	$154.9
Impact of Discontinued Operations	(1.9)	(1.8)	(2.1)	(2.1)	(7.8)	(1.1)	(0.7)
Revised Segment Profit	$139.8	$146.3	$139.9	$178.2	$604.3	$163.9	$154.2
Revised Segment Margin	31%	31%	31%	37%	33%	35%	34%

Schedules may not add due to rounding.

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

37	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	Three months ended June 30, 2019
	Low	High
GAAP revenue	$451,000	$465,000
Acquisition-related adjustment - revenue	2,000	2,000
Non-GAAP revenue	$453,000	$467,000

GAAP net income per share	$0.01	$0.05
Acquisition-related adjustment - revenue	0.01	0.01
Acquisition-related costs, net	0.01	0.01
Cost of revenue from amortization of intangible assets	0.03	0.03
Amortization of intangible assets	0.06	0.06
Non-cash stock-based compensation	0.13	0.13
Non-cash interest expense	0.04	0.04
Adjustment to income tax expense	(0.08)	(0.09)
Restructuring and other charges, net	0.06	0.06
Other	0.00	0.00
Non-GAAP net income per share	$0.27	$0.30

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	287,000	287,000
Weighted average common shares: diluted	290,000	290,000

© 2019 Nuance Communications, Inc. All rights reserved

Exhibit 99.2

38	2019 second quarter results
Prepared remarks
May 8, 2019

Nuance Communications, Inc.
Reconciliation of Supplemental Financial Information
GAAP and non-GAAP Revenue and Net Income per Share Guidance
(in thousands, except per share amounts)
Unaudited

	ASC 605		ASC 606
	Twelve months ended September 30, 2019		Twelve months ended September 30, 2019
	Low	High	Low	High
GAAP revenue	$1,845,000	$1,877,000	$1,792,000	$1,844,000
Acquisition-related adjustment - revenue	7,000	7,000	5,000	5,000
Non-GAAP revenue	$1,852,000	$1,884,000	$1,797,000	$1,849,000

GAAP net income per share	$0.05	$0.14	$(0.13)	$0.06
Acquisition-related adjustment - revenue	0.02	0.02	0.02	0.02
Acquisition-related costs, net	0.03	0.03	0.03	0.03
Cost of revenue from amortization of intangible assets	0.13	0.13	0.13	0.13
Amortization of intangible assets	0.23	0.23	0.23	0.23
Non-cash stock-based compensation	0.49	0.49	0.49	0.49
Non-cash interest expense	0.17	0.17	0.17	0.17
Adjustment to income tax expense	(0.29)	(0.30)	(0.25)	(0.29)
Restructuring and other charges, net	0.27	0.27	0.27	0.27
Other	0.03	0.03	0.03	0.03
Non-GAAP net income per share	$1.13	$1.21	$0.99	$1.14

Shares used in computing GAAP and non-GAAP net income per share:
Weighted average common shares: basic	287,000	287,000	287,000	287,000
Weighted average common shares: diluted	291,000	291,000	291,000	291,000

© 2019 Nuance Communications, Inc. All rights reserved